UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2018

Insys Therapeutics, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35902	51-0327886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1333 S. Spectrum Blvd, Suite 100 Chandler, Arizona		85286
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 910-2617

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 10, 2018, Insys Therapeutics, Inc. (the “Company”) announced that Mark E. Nance will be the Company’s new Chief Legal Officer and General Counsel.  Franc Del Fosse, the Company's current General Counsel, has transitioned to a new position as the Senior Vice President of Corporate Affairs and will remain on the executive management team of the Company but will cease to be a named executive officer.

Mr. Nance will receive cash compensation as follows: (i) annual base salary of $350,000 and (ii) eligibility of annual performance-based cash bonus set at a target level of sixty percent (60%) of his annual base salary. For 2018, any year-end cash bonus will be prorated from the date of hire.  Upon the commencement of his employment, Mr. Nance will also receive an initial equity grant as follows: (i) 100,000 stock options and (ii) 15,000 restricted stock units. Such equity awards are subject to such other terms and conditions as set forth in the applicable equity plan and any relevant grant agreement accompanying such grants.  The option grant will vest monthly and equally over the next forty-eight (48) months and the restricted stock units will vest 1/3 annually with 100% vested after completion of thirty-six (36) months. The Company expects to enter into its standard officer indemnification agreement with Mr. Nance and his agreement contains other standard provisions and customary benefits such as relocation assistance, health and life insurance, retirement benefits and non-compete obligations.  A copy of Mr. Nance’s Employment Agreement is attached hereto as Exhibit 10.1.  On October 10, 2018, the Company issued a press release announcing Mr. Nance’s appointment as Chief Legal Officer and General Counsel. A copy of this press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement dated October 10, 2018 for Mark E. Nance, Chief Legal Officer and General Counsel

99.1	Press Release dated October 10, 2018 Announcing Appointment of Mark E. Nance as Chief Legal Officer and General Counsel

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 10, 2018	Insys Therapeutics, Inc.

	By:	/s/ Andrew G. Long
Andrew G. Long
Chief Financial Officer